CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of JPMorgan Trust II of our reports dated April 24, 2024, relating to the financial statements and financial highlights for the funds constituting JPMorgan Trust II listed in Appendix A (the “Funds”), which appear in the Funds’ Annual Report on Form N-CSR for the year ended February 29, 2024. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

June 20, 2024

Appendix A

JPMorgan Core Bond Fund	For the year ended February 29, 2024
JPMorgan Core Plus Bond Fund	For the year ended February 29, 2024
JPMorgan Government Bond Fund	For the year ended February 29, 2024
JPMorgan High Yield Fund	For the year ended February 29, 2024
JPMorgan Liquid Assets Money Market Fund	For the year ended February 29, 2024
JPMorgan Mortgage-Backed Securities Fund	For the year ended February 29, 2024
JPMorgan Short Duration Bond Fund	For the year ended February 29, 2024
JPMorgan Short-Intermediate Municipal Bond Fund	For the year ended February 29, 2024
JPMorgan Municipal Money Market Fund	For the year ended February 29, 2024
JPMorgan Tax Free Bond Fund	For the year ended February 29, 2024
JPMorgan U.S. Government Money Market Fund	For the year ended February 29, 2024
JPMorgan U.S. Treasury Plus Money Market Fund	For the year ended February 29, 2024

2